UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2013

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the 2013 Annual Meeting of Shareholders of Northern Oil and Gas, Inc. (the “Company”) held on May 23, 2013, the shareholders voted on the following:

Proposal One – Election of Directors

The following directors were elected based on the votes listed below:

Director Nominee	For	Withheld	Broker Non-Votes
Robert Grabb	48,492,561	387,758	9,897,126
Delos Cy Jamison	48,492,931	387,388	9,897,126
Jack King	48,168,559	711,760	9,897,126
Lisa Bromiley	48,170,309	710,010	9,897,126
Loren O’Toole	48,482,471	397,848	9,897,126
Michael Reger	47,685,765	1,194,554	9,897,126
Richard Weber	48,163,848	716,471	9,897,126

Proposal Two – Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, based on the votes listed below:

For	Against	Abstain
58,505,207	213,737	58,501

Proposal Three – Approve the 2013 Incentive Plan

The shareholders approved the Company’s 2013 Incentive Plan, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
45,925,216	2,745,363	209,740	9,897,126

Proposal Four – Nonbinding Advisory Vote to Approve the Compensation of the Named Executive Officers

The shareholders approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the proxy statement distributed in connection with the Annual Meeting, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
46,871,975	1,627,424	380,920	9,897,126

The above proposals submitted to vote of security holders at the 2013 Annual Meeting of Shareholders are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2013	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary